As filed with the Securities and Exchange Commission on February 10, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KushCo Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	46-5268202
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6261 Katella Avenue, Suite 250 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

KushCo Holdings, Inc. 2016 Stock Incentive Plan
(Full title of the plan)

Nicholas Kovacevich
Chairman and Chief Executive Officer
KushCo Holdings, Inc.
6261 Katella Avenue, Suite 250
Cypress, CA 90630
(Name and address of agent for service)

(714) 243-4311
(Telephone number, including area code, of agent for service)

Copies to:

Wendy Grasso, Esq.
Marc Hauser, Esq.
Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Telephone: (212) 521-5400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company . See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .

 CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, $0.001 par value per share	10,000,000	(2)	$1.42	(3)	$14,200,000	(3)	$1,549.22

(1)	This Registration Statement relates to an increase of 10,000,000 shares of common stock to the number of shares of common stock available for issuance under the KushCo Holdings, Inc. 2016 Stock Incentive Plan (the “Plan”) pursuant to stockholder approval obtained on January 28, 2021; plus such indeterminate number of additional shares of common stock as may be required pursuant to the Plan in the event of a stock dividend, stock split other similar event.

(2)	The Company previously filed a Registration Statement on Form S-8 on February 9, 2016 (SEC File No. 333-209439), registering the issuance of 5,000,000 shares of common stock under the Plan, a Registration Statement on Form S-8 on December 26, 2018 (SEC File No. 333-229023), registering the issuance of 10,000,000 additional shares of common stock under the Plan, and a Registration Statement on Form S-8 on April 25, 2019 (SEC File No. 333-231020), registering the issuance of 3,000,000 additional shares.

(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Such computation is based on the average of the high and low prices of the Registrant’s Common Stock as reported on the OTCQX on February 3, 2021 with respect to trading under the ticker symbol “KSHB”.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by KushCo Holdings, Inc., a Nevada corporation (the “Registrant”), relates to 10,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Registrant’s 2016 Stock Incentive Plan (the “Plan”) that have become reserved for issuance as a result of an increase of 10,000,000 shares of Common Stock to the number of shares of Common Stock available for issuance under the Plan pursuant to stockholder approval obtained on January 28, 2021.

The shares of Common Stock included on this Registration Statement are in addition to the shares of Common Stock relating to the Plan that were registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2016 (SEC File No. 333-209439), on December 26, 2018 (SEC File No. 333-229023), and on April 25, 2019 (SEC File No. 333-231020) (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020 filed with the Commission on November 10, 2020, as amended by Amendment No. 1 thereto filed with the Commission on January 11, 2021;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2020 filed with the Commission on January 11, 2021;

(c) The Current Reports on Form 8-K filed with the Commission on January 19, 2021 and January 29, 2021;

(d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 10-12G filed with the Commission on April 9, 2015 (as amended on May 29, 2015 and July 10, 2015), as updated by the Registrant’s Current Report on Form 8-K filed with the Commission on September 4, 2018.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on this 10th day of February, 2021.

KUSHCO HOLDINGS, Inc.

By:	/s/ Nicholas Kovacevich
Nicholas Kovacevich
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas Kovacevich, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas Kovacevich	Chairman and Chief Executive Officer	February 10, 2021
Nicholas Kovacevich	(Principal Executive Officer)

/s/ Stephen Christoffersen	Chief Financial Officer	February 10, 2021
Stephen Christoffersen	(Principal Financial and Accounting Officer)

/s/ Eric Baum	Director	February 10, 2021
Eric Baum

/s/ Barbara Goodstein	Director	February 10, 2021
Barbara Goodstein

/s/ Donald Hunter	Director	February 10, 2021
Donald Hunter

/s/ Dallas Imbimbo	Director	February 10, 2021
Dallas Imbimbo

/s/ Peter Kadens	Director	February 10, 2021
Peter Kadens

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of KushCo Holdings, Inc. filed with the Secretary of State of Nevada on August 29, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 000-55418), filed September 4, 2018).
4.2	Amended and Restated Bylaws of KushCo Holdings, Inc. (incorporated by reference to Exhibit 3.1.1 to the Quarterly Report on Form 10-Q (File No. 000-55418), filed July 9, 2020).
4.3	KushCo Holdings, Inc. 2016 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-55418), filed January 29, 2021).
5.1	Opinion of Flangas Law Group
23.1	Consent of Independent Registered Accounting Firm
23.2	Consent of Flangas Law Group (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)